EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8/A of our report dated February 27, 2004 relating to the consolidated financial statements of NIC Inc., which appears in NIC Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

                          /s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
May 7, 2004